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                          EXHIBIT 10(e)



    Mr. Manzi next proposed that the compensation for non-employee directors for 1994 be $24,000. After discussion, and upon motion duly made and seconded, it was unanimously:


    RESOLVED:    That the compensation for the Corporation's
          non-employee directors for 1994 shall be the sum of $24,000.